CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

                                                                           No.__
                               Senior Secured Note

$                                                             New York, New York
                                                              ___________, 1999

            CONVERSION TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, (the "Company"), for value received, hereby promises to pay to The Aries Domestic Fund, L.P., a Delaware limited partnership, or its registered assigns (the "Holder"), the principal sum of ________________ Dollars ($______), with interest from the date of issuance of this Senior Secured Note on the unpaid principal balance and any additional amounts as set forth herein at a rate equal to twelve percent (12%) per annum. The outstanding principal amount of this Note, together with all accrued but unpaid interest, shall become due and payable, without any demand or notice of any kind, upon the earliest to occur of any of the following dates or events: (i) 12 months from the date hereof and
(ii) the completion of any financing of at least $1,500,000 (the "Maturity Date"). Payment shall be made at such place as designated by the Holder upon surrender of this Senior Secured Note, and shall be in such corn or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. This Senior Secured Note is one of a duly authorized issue of Conversion Technologies International, Inc. 12% Senior Secured Notes in an aggregate principal amount of $1,290,000 (individually a "Note" and collectively the "Notes") issued pursuant to a Senior Secured Line of Credit Agreement dated as of May 8, 1998, as amended, between the Company and the Holder (the "Line of Credit"). Except as set forth on Schedule 6 to the Line of Credit, the Notes shall be senior to all other indebtedness of the Company ("Other Indebtedness") and all Other Indebtedness shall be subordinated to the Notes. The Notes are secured by the receivables and inventory of the Company and the Subsidiaries now owned and hereafter owned or acquired.

SECTION 1. Prepayment.

            The Company may at any time, upon thirty (30) days prior written notice to the Holder, prepay in whole or part the principal sum, plus accrued interest to date of payment, of this Note, without penalty or premium. All sums paid hereon shall be applied first to accrued but unpaid interest on this Note and the balance, if any, to the reduction of the principal hereof. This Note shall not be due and payable until the Maturity Date. Once the Maturity Date has been reached, all amounts evidenced by this Note shall be due and payable.

SECTION 2. Repayment Right.

            (a) Upon an Event of Default, the Holder may require the Company to repay (the "Repayment Right") all or any portion of the outstanding principal amount of this Note and accrued interest (the "Repayment Amount") by requiring the Company to deliver shares of common stock of the Company (the "Common Stock") equal in value to the Repayment Amount. The Holder may exercise this Repayment Right from time to time, in whole or in installments. The Common Stock issued by the Company to repay the Repayment Amount shall be valued at the last sale price of the Common Stock on the business day prior to the Demand Date (as defined in the Line of Credit) or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the NASDAQ Bulletin Board ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined in good faith by the Board of Directors. Notwithstanding the foregoing, this Repayment Right of the Holder will not be exercisable until 90 days after the date of an Event of Default, provided, that, the Company is using its best efforts to cure such Event of Default.

            (b) The Company agrees to cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the shares of Common Stock issued pursuant to the Repayment Right free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request no later than three (3) business days following exercise of the Repayment Right pursuant to Section 2(a).

            (c) The Company agrees that the Company will, at all times, have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of the Repayment Right, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of such Repayment Right, free and clear of all restrictions on sale or transfer, except for the restrictions on sale or transfer set forth in the Securities Act, and restrictions created by or on behalf of the Holder, and free and clear of all preemptive rights and rights of first refusal.

SECTION 3. Covenants of the Company.

            Until such time as the principal amount of this Note and all accrued interest thereon has been repaid in full, the Company and the Subsidiaries shall adhere to the covenants set forth in Section 5 of the Line of Credit.

SECTION 4. Events of Default Defined.

            An Event of Default under this Note shall be as set forth in Section 7 of the Line of Credit Agreement.

SECTION 5. Remedies upon Event of Default.

            (a) Upon the occurrence of an Event of Default,

                  (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company;


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

                  (ii) additional interest shall begin to accrue, and shall be considered immediately due and payable, on the unpaid principal amount of this Note at the rate of eighteen percent (18%) per annum and shall continue to accrue until the initial interest and additional interest is paid;

                  (iii) the Company shall assign to the Holder all right, title and interest in the assets set forth on Schedule 1.1 of the Line of Credit; and

                  (iv) the Holder may take any action available to it hereunder (including without limitation, the Repayment Right), under the Line of Credit or at law or in equity or by statute or otherwise.

            (b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 6. Note Register.

            (a) The Company shall keep at its principal executive office a register (herein referred to as the "Note Register"), in which, subject to such reasonable regulations may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.

            (b) Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such Holder may designate in writing.

            (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

SECTION 7. Registration Under Securities Act of 1933.

            The Holder of this Note shall have registration rights as provided in Section 6 of the Warrant, with respect to the shares of Common Stock issuable pursuant to the Repayment Right.


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

SECTION 8. Miscellaneous.

            (a) Amendments and Waivers. The holders of sixty-six and two-thirds percent (66 2/3%) or more in principal amount of outstanding Notes of this issue may waive or otherwise consent to the amendment of any of the provisions hereof, provided that no such waiver or amendment may reduce the principal amount of or interest on any of the Notes of this issue or change the stated maturity of the principal or reduce the percentage of holders of Notes of this issue necessary to waive or amend the provisions of this Note, without the consent of each holder of any Note affected thereby.

            (b) Restrictions on Transferability. In addition to the restrictions set forth in Section 7 of this Note, the securities represented by this Note have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, as amended, and the securities laws of any state or other jurisdiction. Notwithstanding the above, the holder of this Note has been provided the registration rights contained in Section 5 of the Warrant with respect to the shares of Common Stock which may be acquired pursuant to
Section 2.

            (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

            (d) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

            (e) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

            (f) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

If to the Holder:  Paramount Capital Asset Management, Inc.
                   787 Seventh Avenue, 48th Floor
                   New York, NY 10019
                   Attn: Michael S. Weiss
                   Tel:  212-554-4350
                   Fax:  212-554-4355


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

If to the Company: Conversion Technologies International, Inc.
                   7 San Bartola Drive
                   St. Augustine, Florida 32086
                   Attn: Eckardt C. Beck
                   Tel:  904-808-0503
                   Fax:  904-808-8791

            (g) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

            (h) Line of Credit. This Note is subject to the terms contained in the Line of Credit dated of even date herewith between the Company and the Holder of this Note, and such Holder is entitled to the benefits of such Line of Credit and may, in addition to any rights hereunder, enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

            (i) Further Assurances. The Company agrees, at its expense, to promptly execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and to promptly take all such actions as the Holder may from time to time request to (i) better assure, preserve, protect and perfect the security interest (the "Security Interest") in the receivables and inventory of the Company and the Subsidiaries now owned and hereafter owned or acquired and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings), UCC- 1's or other documents in connection herewith and (ii) to effect the various transactions contemplated herein.

            IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

ATTEST:                                   CONVERSION TECHNOLOGIES
                                          INTERNATIONAL, INC.


______________________                    By:___________________________
                                          Name: Eckardt C. Beck
                                          Title: Acting Chief Executive Officer

(Corporate Seal)


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